Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 17, 2021, in the Registration Statement on Form S-4 and the related prospectus of Pine Technology Acquisition Corp., with respect to the consolidated financial statements of Remote Sensing Solutions, Inc., as of and for the year ended December 31, 2020.

/s/ Christie Marotta

December 16, 2021	Name:	Christie Marotta
	Accounting Firm:	Jardim & Marotta LLC